                                                                 EXHIBIT 11(a)



                         INDEPENDENT AUDITORS' CONSENT


The Shareholders and Board of Directors of
AIM Summit Fund, Inc.


We consent to the use of our report on AIM Summit Fund, Inc. dated December 5, 1997 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Reports" in the Statement of Additional Information.




                             /s/ KPMG PEAT MARWICK LLP
                             -------------------------
                             KPMG Peat Marwick LLP


Houston, Texas
February 18, 1998